EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
ANNOUNCES RECORD RESULTS AND
EARNINGS PER SHARE UP 17.9%;
INCREASES 2008 EARNINGS ESTIMATE

          Rockford, Michigan, April 16, 2008 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings for the first quarter of 2008 and increased its full year 2008 earnings per share estimate.

          "Wolverine World Wide had a strong first quarter, as demonstrated by our record results and continued execution of our global business model," stated Blake W. Krueger, the Company's CEO and President. "Our unique operating platform consists of a powerful portfolio of eight lifestyle brands, a broad geographic reach that spans nearly 200 countries and territories and a diverse global distribution strategy which focuses on many different consumer groups around the world. Our business model reduces our exposure to any single country, consumer group or fashion trend and permits us to consistently deliver superior results, even in difficult consumer environments."

          The Company's revenue totaled $288.2 million for the first quarter of 2008, a 2.6 percent increase over first quarter 2007 revenue of $281.1 million. Earnings per share increased to $0.46, a 17.9 percent increase over first quarter 2007 earnings per share of $0.39.

          Krueger continued, "During the quarter, revenue growth was strongest in the Outdoor Group and our international businesses. In particular, our royalty-based global licensing and distribution businesses had a very strong quarter. The Outdoor Group remained the Company's leading profit contributor during the quarter led by the Merrell businesses in the U.S. and Europe. This marks the twenty-third consecutive quarter of record revenue and earnings per share for the Company."

"First quarter earnings were strong with gross margin expansion driving operating margin to 12.6 percent, a 100 basis point increase," reported the Company's CFO, Stephen L. Gulis Jr. "The increase resulted primarily from improved pricing margins and the positive impact from a weak U.S. dollar in our Company-owned international wholesale operations.

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1Q 2008	page 2

          "First quarter 2008 inventory levels were down 4.0 percent. Inventory reductions were achieved in several operating groups resulting from the Company's continued focus on inventory management. Accounts receivable increased 12.2 percent due to strong spring shipments towards the end of the quarter. Our balance sheet remains very strong as we repurchased $47.7 million of Company stock during the first quarter and finished the quarter with a cash balance of $47.5 million and total debt of $70.8 million."

          Krueger concluded, "Even in this challenging retail environment, the consumer continues to embrace our global lifestyle brands that offer innovative product offerings that bring style to purpose. We ended the first quarter of 2008 with our order backlog up over 10 percent. On the strength of our order backlog and first quarter 2008 results, we are increasing the Company's 2008 earnings per share estimate from our previous estimate of $1.80 to $1.88 to our new range of $1.83 to $1.90. We continue to expect revenue to range from $1.230 billion to $1.260 billion. The earnings per share estimate is consistent with our stated long-term objective of delivering double-digit earnings per share growth while investing in growth initiatives for the future."

          The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through April 30, 2008.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including Cat®, Harley-Davidson® and Patagonia®. The Company's products are carried by leading retailers in the U.S. and globally in nearly 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

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1Q 2008	page 3

          This press release contains forward-looking statements, including those relating to projected 2008 sales and earnings, the Company's business model, new business initiatives, corporate growth and expansion into apparel. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including anti-dumping measures in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; trade defense actions by countries; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives in apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except per share data)

	12 Weeks Ended
	March 22, 2008	March 24, 2007
Revenue	$288,238	$281,052
Cost of products sold	166,677	167,051
Gross margin	121,561	114,001

Selling and administrative expenses	85,292	81,335
Operating margin	36,269	32,666

Interest (income) expense, net	63	(690)
Other expense (income)	567	(160)
	630	(850)
Earnings before income taxes	35,639	33,516

Income taxes	11,938	11,227

Net earnings	$23,701	$22,289

Diluted earnings per share	$.46	$.39

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	March 22, 2008	March 24, 2007
ASSETS:
Cash & cash equivalents	$47,484	$62,769
Receivables	223,323	199,003
Inventories	188,245	196,096
Other current assets	24,050	22,339
Total current assets	483,102	480,207
Property, plant & equipment, net	85,239	87,689
Other assets	109,832	101,725
Total Assets	$678,173	$669,621
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,731	$10,730
Accounts payable and other accrued liabilities	115,604	120,452
Total current liabilities	126,335	131,182
Long-term debt	60,066	10,738
Other non-current liabilities	36,419	32,941
Stockholders' equity	455,353	494,760
Total Liabilities & Equity	$678,173	$669,621